                                                                    EXHIBIT 3.2

                                                     DRAFT OF SEPTEMBER 20, 1996





                              AMENDED AND RESTATED


                                     BYLAWS

                                       OF

                           HALTER MARINE GROUP, INC.




                             Adopted and Effective

                               ___________, 1996

                               TABLE OF CONTENTS

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
ARTICLE  I - OFFICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         SECTION 1.1      Registered Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         SECTION 1.2      Other Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II - MEETINGS OF STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         SECTION 2.1      Place of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         SECTION 2.2      Annual Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         SECTION 2.3      Special Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         SECTION 2.4      Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         SECTION 2.5      Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         SECTION 2.6      Conduct of Meetings of Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         SECTION 2.7      Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         SECTION 2.8      Stockholder List  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         SECTION 2.9      Stock Ledger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         SECTION 2.10     Stockholder Action by Written Consent . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         SECTION 2.11     Proposals at Annual Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         SECTION 2.12     Proposals at Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         SECTION 2.13     General Provisions Relating to Proposals at Stockholder Meetings  . . . . . . . . . . . . .  5

ARTICLE III - DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         SECTION 3.1      Number and Election of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         SECTION 3.2      Vacancies and Newly Created Directorships . . . . . . . . . . . . . . . . . . . . . . . . .  6
         SECTION 3.3      Place of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         SECTION 3.4      Regular Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         SECTION 3.5      Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         SECTION 3.6      Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         SECTION 3.7      Conduct of Meetings of the Board of Directors . . . . . . . . . . . . . . . . . . . . . . .  7
         SECTION 3.8      Meetings by Telephone Conference  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         SECTION 3.9      Action by Written Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         SECTION 3.10     Committees of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         SECTION 3.11     Interested Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         SECTION 3.12     Resignation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         SECTION 3.13     Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         SECTION 3.14     Compensation of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE IV - OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         SECTION 4.1      General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         SECTION 4.2      Election and Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10





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
         SECTION 4.3      Salaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         SECTION 4.4      Chairman of the Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         SECTION 4.5      President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         SECTION 4.6      Vice Presidents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         SECTION 4.7      Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         SECTION 4.8      Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         SECTION 4.9      Assistant Secretaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         SECTION 4.10     Assistant Treasurers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         SECTION 4.11     Other Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         SECTION 4.12     Delegation of Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         SECTION 4.13     Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         SECTION 4.14     Resignation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE V - STOCK AND STOCK CERTIFICATES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         SECTION 5.1      Certificates Evidencing Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         SECTION 5.2      Transfer Agents and Registrars  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         SECTION 5.3      Signatures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         SECTION 5.4      Lost, Stolen or Destroyed Stock Certificates  . . . . . . . . . . . . . . . . . . . . . .   13
         SECTION 5.5      Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         SECTION 5.6      Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         SECTION 5.7      Registered Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

ARTICLE VI - INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         SECTION 6.1      Right to Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         SECTION 6.2      Right of Claimant to Bring Suit . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         SECTION 6.3      Non Exclusivity of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         SECTION 6.4      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         SECTION 6.5      Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

ARTICLE VII - NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         SECTION 7.1      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         SECTION 7.2      Waiver of Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

ARTICLE VIII - AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 8.1      Amendments by Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 8.2      Amendments by Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

ARTICLE IX - GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 9.1      Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 9.2      Disbursements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 9.3      Corporate Seal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                           HALTER MARINE GROUP, INC.



                                   ARTICLE  I

                                    OFFICES

                 SECTION 1.1 Registered Office. The registered office of Halter Marine Group, Inc. (the "Corporation") in the State of Delaware shall be in care of The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware.

                 SECTION 1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                 SECTION 2.1 Place of Meetings. All meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

                 SECTION 2.2 Annual Meeting. An annual meeting of the stockholders, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting, shall be held on such date in each year and at such time as shall be designated by the Board of Directors. A failure to hold the annual meeting at the designated time or to elect a sufficient number of directors to conduct the business of the Corporation shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the Corporation, except as may be otherwise specifically provided by law. If the annual meeting for the election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

                 SECTION 2.3 Special Meeting. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by (i) the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of Directors which the Corporation would have if there were no vacancies (the "Whole Board"), or (ii) by the Chairman of the Board of Directors of the Corporation. In addition, prior to the Trigger Date (as defined in the Certificate of Incorporation), the Corporation will call a special meeting of stockholders promptly upon request by Trinity Industries, Inc., a Delaware corporation ("Trinity"), or any of its affiliates, in each case, if such entity is a stockholder of the Corporation. No business other than that stated in the notice shall be transacted at any special meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

                 SECTION 2.4 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence, in person or represented by proxy, of the holders of a majority of the voting power of the shares of capital stock of the Corporation entitled to vote on any matter shall constitute a quorum for the purpose of considering such matter at a meeting of the stockholders. If a meeting of the stockholders cannot be organized because a quorum has not attended, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting at which a quorum shall be present or represented, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                 SECTION 2.5 Voting. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Directors of the Corporation shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

                 SECTION 2.6 Conduct of Meetings of Stockholders. At each meeting of the stockholders, the Chairman of the Board or, in his absence, the President or, in his absence, a chairman chosen by a majority vote of the stockholders present in person or represented by proxy and entitled to vote thereat, shall preside and act as chairman of the meeting. The Secretary or, in his absence, an Assistant Secretary, or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof. The Board of Directors may adopt such rules and regulations as it determines are reasonably necessary or appropriate in connection with the organization and conduct of any meeting of the stockholders. Without limiting the generality of the foregoing, the Board of Directors, in its discretion, or the person presiding at a meeting of the stockholders, in his or her discretion, may require that any votes cast at such meeting be cast by written ballot.

                 SECTION 2.7 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

                 SECTION 2.8 Stockholder List. The officer or agent who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. In lieu of making and producing such list, the Corporation may make the information therein available by any other means permitted by law.

                 SECTION 2.9 Stock Ledger. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.8 or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

                 SECTION 2.10 Stockholder Action by Written Consent. Effective as of the Trigger Date, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

                 SECTION 2.11     Proposals at Annual Meetings.

                          (a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) by or at the direction of the Chairman of the Board of Directors or by the Board of Directors, (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice to the Corporation as provided in this Section 2.11, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.11, or (ii) prior to the Trigger Date, by Trinity or any of its affiliates that is a stockholder of the Corporation.

                          (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (ii) of paragraph (a) of Section 2.11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. For purposes of determining whether a stockholder's notice shall have been delivered in a timely manner for the annual meeting of stockholders in 1997, the first anniversary of the previous year's meeting shall be deemed to be ____, 1997. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth
         (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, the name, business address and residence address of the person, the principal occupation or employment of the person, the class and number of shares of the Corporation which are beneficially owned by such person and all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities exchange Act of 1934, as amended (the "Exchange Act"); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (x) the name and address of such stockholder, as they appear on the Corporation's books, and (y) the class and number of shares of the Corporation which are beneficially owned by such stockholder.

                 SECTION 2.12 Proposals at Special Meetings. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting under Section 2.3 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting (a) by or at the direction of the Board of Directors, (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice set forth below, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth below, or (c) prior to the Trigger Date, by Trinity or any of its affiliates that is a stockholder of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be) for election to such position(s), if the stockholder gives timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Such stockholder's notice shall set forth the information required by paragraph (b) of Section 2.11 in the case of an annual meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

   SECTION 2.13     General Provisions Relating to Proposals at Stockholder
Meetings.

                          (a) Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 2.11 and 2.12. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Sections 2.11 and 2.12 and, if any proposed nomination or business is not in compliance with Sections 2.11 and 2.12, to declare that such defective proposal or nomination shall be disregarded.

                          (b) For purposes of Sections 2.11 and 2.12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
         Section 13,14 or 15(d) of the Exchange Act.

                          (c)      Notwithstanding the provisions of Sections
         2.11 and 2.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Sections 2.11 and

         2.12. Nothing in Sections 2.11 and 2.12 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors.

                                  ARTICLE III

                                   DIRECTORS

                 SECTION 3.1 Number and Election of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise fixed by or pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board (but shall not be less than three). Effective at the Trigger Date, the directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders held following the Trigger Date, another class to be originally elected for a term expiring at the second annual meeting of stockholders held following the Trigger Date, and another class to be originally elected for a term expiring at the third annual meeting of stockholders held following the Trigger Date, with each class to hold office until its successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person's successor shall have been duly elected and qualified.


                 SECTION 3.2 Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. A director elected to fill a vacancy or a newly created directorship shall hold office for the remainder of the full term of the class of directors in which the directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                 SECTION 3.3 Place of Meetings. The Board of Directors of the Corporation may hold its meetings, both regular and special, at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors, the Chairman of the Board or the President.

                 SECTION 3.4 Regular Meetings. Promptly after each annual election of directors, the Board of Directors shall meet for the purpose of the election of officers and the transaction of other business, at the place where such annual election is held. The Board of Directors may also hold other regular meetings at such time or times and at such place or places as shall be designated by the Board of Directors from time to time. Notice of regular meetings of the Board of Directors need not be given.

                 SECTION 3.5 Special Meetings. Special meetings of the Board of Directors may be called by (i) the Chairman of the Board, (ii) the President or (iii) the Secretary, if requested to do so by a majority of the members of the Board of Directors. Notice shall be sent to the last known address of each director, by mail, telegram, cable or telex, at least two days before the meeting, or oral notice may be substituted for such written notice if received not later than the day preceding such meeting, and the place and time of such special meeting shall be as designated in the notice of such meetings.

                 SECTION 3.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors a majority of the total number of directors in office shall constitute a quorum for the transaction of business, and the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                 SECTION 3.7 Conduct of Meetings of the Board of Directors. The Board of Directors may, in its discretion, elect from among its members a Chairman of the Board, who may, but need not be, an officer of the Corporation. A person elected as Chairman of the Board shall serve in such capacity for such term as is specified by the Board of Directors at the time of his or her election. At each meeting of the Board of Directors, the Chairman of the Board or, in his or her absence, any other director chosen by a majority of the directors present, shall preside and act as chairman of the meeting.
The Secretary or, in his or her absence, any other person whom the chairman of the meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

                 SECTION 3.8 Meetings by Telephone Conference. Members of the Board of Directors of the Corporation may participate in a meeting of such Board of Directors or a committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.8 shall constitute presence in person at such meeting.

                 SECTION 3.9 Action by Written Consent. Except as otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing setting forth the action so taken, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                 SECTION 3.10 Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Notwithstanding the foregoing, no committee shall have the power or authority to take any of the following actions:

                          (a) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of any series of capital stock of the Corporation adopted by the Board of Directors as permitted by the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "DGCL"), fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);

                          (b) adopt an agreement of merger or consolidation under the DGCL;

                          (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

                          (d) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or

                          (e)     amend the Bylaws of the Corporation.

                 In addition, unless the resolution of the Board of Directors designating the committee expressly so provides, no such committee shall have the power or authority to take any of the following actions:

                          (i)     declare a dividend;

                          (ii)    authorize the issuance of stock; or

                          (iii) adopt a certificate of ownership and merger pursuant to the DGCL.

                 Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                 SECTION 3.11 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                 SECTION 3.12 Resignation. Any director of the Corporation may resign at any time by giving written notice of his resignation to the President or the Secretary. Such resignation shall take effect at the date of receipt of such notice by the President or the Secretary, or at any later time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                 SECTION 3.13 Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock") then outstanding, voting together as a single class. In addition, Prior to the Trigger Date, any director or directors may be removed from office, with or without cause, by the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class.

                 SECTION 3.14 Compensation of Directors. The directors shall receive such compensation for their services as the Board of Directors may from time to time determine. No director shall be prevented from receiving compensation for his services as a director by reason of the fact that he is also an officer of the Corporation. All directors shall be reimbursed for their reasonable expenses of attendance at each regular or special meeting of the Board of Directors. Members of any committee of directors may be allowed like compensation and reimbursement for expenses for serving as members of any such committee and for attending committee meetings.

                                   ARTICLE IV

                                    OFFICERS

                 SECTION 4.1 General. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary and a Treasurer. In addition, following the Trigger Date, the officers of the Corporation shall include a Chairman of the Board. The Board of Directors, in its discretion, may also elect one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders or directors of the Corporation.

                 SECTION 4.2 Election and Terms. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                 SECTION 4.3 Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors and may be altered from time to time, except as otherwise provided by contract. No officer shall be prevented from receiving a salary solely be reason of the fact that he is also a director.

                 SECTION 4.4 Chairman of the Board. The Chairman of the Board, if there be any, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall perform all duties incidental to such person's office which may be required by law and all such other duties as are properly required of him by the Board of Directors.

He shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

                 SECTION 4.5 President. The President shall be the chief executive officer of the Corporation and, subject to the supervision of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and shall have control over its officers, agents, and employees. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she may execute and deliver certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized to be executed and delivered, except where required or permitted by law to be otherwise executed and delivered and except that the other officers of the Corporation may execute and deliver documents when authorized to do so by these Bylaws, the Board of Directors or the President. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

                 SECTION 4.6 Vice Presidents. Each Vice President shall perform such duties and have such other powers as the Board of Directors from time to time may prescribe. Certain Vice Presidents may from time to time be designated by the Board of Directors as Executive Vice Presidents or Senior Vice Presidents, which positions shall have such varying degrees of authority as the Board of Directors shall prescribe.

                 SECTION 4.7 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, under whose supervision he or she shall act. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then the Board of Directors may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or an Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

                 SECTION 4.8 Treasurer. The Treasurer shall be the chief financial officer of the Corporation and shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meeting, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

                 SECTION 4.9 Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

                 SECTION 4.10 Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

                 SECTION 4.11 Other Officers. Such other officers as the Board of Directors may appoint shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                 SECTION 4.12 Delegation of Authority. In the case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate some or all of the powers or duties of such officer to any other officer or to any director, employee, stockholder or agent for whatever period of time the Board of Directors determines is necessary or appropriate.

                 SECTION 4.13 Removal. Any officer may be removed, either with or without cause, by the affirmative vote of a majority of the Board of Directors, or, except in the case of any officer elected by the Board of Directors, by any officer upon whom the powers of removal may be conferred by the Board of Directors.

                 SECTION 4.14 Resignation. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation, or at any later time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


                                   ARTICLE V

                          STOCK AND STOCK CERTIFICATES

                 SECTION 5.1 Certificates Evidencing Shares. Every holder of stock in the Corporation shall be entitled to have a certificate evidencing the number of shares owned by such holder signed by or in the name of the Corporation by (i) the President or a Vice President and (ii) the Secretary or an Assistant Secretary.

                 SECTION 5.2 Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

                 SECTION 5.3 Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or an employee thereof or (ii) a registrar other than the Corporation or an employee thereof, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar continued to discharge said office or function at the date of issuance.

                 SECTION 5.4 Lost, Stolen or Destroyed Stock Certificates. The Corporation may issue a new stock certificate in place of any certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require that the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the

Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                 SECTION 5.5 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his or her attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

                 SECTION 5.6 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more then 60 days nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                 SECTION 5.7 Registered Stockholders. Except as otherwise required by law, the Corporation shall be entitled to recognize the exclusive right of the person registered on its books as the owner of shares to receive dividends in respect of such shares and to vote as the owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have notice thereof.

                                   ARTICLE VI

                                INDEMNIFICATION

                 SECTION 6.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving or having agreed to serve as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability or loss (including attorney's fees, judgments, fines, amounts paid or to be paid in settlement and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that, except as provided in Section 6.2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section 6.1 shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition; any advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the DGCL requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 6.1 or otherwise. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of the expenses of directors and officers of the Corporation.

                 SECTION 6.2 Right of Claimant to Bring Suit. If a claim under Section 6.1 is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                 SECTION 6.3 Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of this Article VI shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

                 SECTION 6.4 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

                 SECTION 6.5 Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                                  ARTICLE VII

                                    NOTICES

                 SECTION 7.1 Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telecopy, telex or cable and such notice shall be deemed given at the time when the same is sent.

                 SECTION 7.2 Waiver of Notice. Whenever notice is required by law, the Certificate of Incorporation or these Bylaws to given to any director, member of a committee or stockholder, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders, in person or by proxy, or at a meeting of the Board of Directors or committee thereof shall constitute a waiver of notice of such meeting, except when the person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

                                  ARTICLE VIII

                                   AMENDMENTS

                 SECTION 8.1 Amendments by Stockholders. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote at any annual or special meeting; provided, however, that Sections 2.3, 2.10, 2.11 or 2.12 of
Article II or Sections 3.1, 3.2 or 3.13 of Article III of these Bylaws may be altered, amended or repealed, in whole or in part, only by the affirmative vote of the holders of 80% of the voting power of all Voting Stock then outstanding, voting together as a single class.

                 SECTION 8.2 Amendments by Directors. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, by action of a majority of directors then in office.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                 SECTION 9.1 Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of March of each year, unless otherwise provided by resolution of the Board of Directors.

                 SECTION 9.2 Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.





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                 SECTION 9.3      Corporate Seal.  The corporate seal shall
have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.





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